   As filed with the Securities and Exchange Commission on July 18, 2000
                                                      Registration No. 333-33854
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              Amendment No. 2
                                       To
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------
                          BentleyCapitalCorp.com Inc.
              (Exact name of small business issuer in its charter)

           Washington                          5499                        91-2022700
 (State or other jurisdiction of        (primary standard               (I.R.S. Employer
 incorporation or organization)          industrial code)            Identification Number)

                             5076 Angus Drive

                Vancouver, British Columbia V6M 3M5, CANADA

                              (604) 269-9881
         (Address and telephone number of principal executive offices)

                               ----------------

             Agent for Service:                               With a Copy to:
          Michael Kirsh, President                           James L. Vandeberg
         BentleyCapitalCorp.com Inc.                     Ogden Murphy Wallace, PLLC
              5076 Angus Drive                         1601 Fifth Avenue, Suite 2100
 Vancouver, British Columbia V6M 3M5, CANADA             Seattle, Washington 98101
               (604) 269-9881                                  (206) 447-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                     Proposed       Proposed
                                       Amount        maximum        maximum       Amount of
     Title of each class of            to be      offering price   aggregate     registration
   securities to be registered       registered      per unit    offering price      fee
---------------------------------------------------------------------------------------------
Class A Common Stock............      500,000          $.01        $5,000.00       $1.32(1)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Previously paid.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
--------------------------------------------------------------------------------
  The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. The            +
+information in this prospectus is not complete and may be changed. We may not +
+sell these securities until the registration statement filed with the         +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION--[enter date, 2000]

PROSPECTUS

                                         , 2000

                          BentleyCapitalCorp.com Inc.

                         1177 West Hastings, Suite 2110
                  Vancouver, British Columbia V6E 2K3, CANADA
                                 (604) 687-2199

                         500,000 Shares of Common Stock

  This is the initial public offering of common stock of BentleyCapitalCorp.com Inc., and no public market currently exists for shares of BentleyCapitalCorp.com's common stock. The initial public offering price is $0.01 per share of common stock which was arbitrarily determined. The offering is on a best efforts--no minimum basis. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account. BentleyCapitalCorp.com anticipates that the offering will close within 30 days of the date of initial effectiveness.

                                  -----------

                This investment involves a high degree of risk.
                    See "Risk Factors" beginning on Page 2.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                               PART I--PROSPECTUS


PROSPECTUS SUMMARY.......................................................    1

RISK FACTORS.............................................................    2

USE OF PROCEEDS..........................................................    3

DETERMINATION OF OFFERING PRICE..........................................    3

SELLING SECURITY HOLDERS.................................................    3

PLAN OF DISTRIBUTION.....................................................    3

LEGAL PROCEEDINGS........................................................    4

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.............    4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........    4

DESCRIPTION OF SECURITIES................................................    5

INTEREST OF NAMED EXPERTS AND COUNSEL....................................    5

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES.............................................................    5

DESCRIPTION OF BUSINESS..................................................    6

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................   14

DESCRIPTION OF PROPERTY..................................................   16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................   16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................   16

EXECUTIVE COMPENSATION...................................................   16

FINANCIAL STATEMENTS.....................................................  F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE..............................................................  F-7

                               PROSPECTUS SUMMARY

BentleyCapitalCorp.com

   BentleyCapitalCorp.com Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

   The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients in British Columbia.

Name, Address, and Telephone Number of Registrant

   BentleyCapitalCorp.com Inc.
   1177 West Hastings, Suite 2110
   Vancouver, British Columbia V6E 2K3, CANADA
   (604) 687-2199
   (604) 687-8360

The Offering

   Price per share Offered.....................................            $0.01
   Common Stock Offered by BentleyCapitalCorp.com..............   500,000 shares
   Common Stock Outstanding Prior to Offering.................. 2,500,000 shares
   Common Stock Outstanding After Offering*.................... 3,000,000 shares

--------
* Assumes sale of all shares offered

   BentleyCapitalCorp.com expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com products to specific markets.

                                 RISK FACTORS

 BentleyCapitalCorp.com Has Incurred Losses Since Its Inception March 14, 2000 and Expects Losses to Continue For the Foreseeable Future

   BentleyCapitalCorp.com is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. BentleyCapitalCorp.com has only recently acquired its principal asset. BentleyCapitalCorp.com will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

 Changes or Interruptions to BentleyCapitalCorp.com's Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

   If BentleyCapitalCorp.com's licensor defaults under its agreement with its supplier, BentleyCapitalCorp.com could lose access to its manufacturing source, and BentleyCapitalCorp.com's distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent BentleyCapitalCorp.com from selling or delivering product to its customers. Any termination or impairment of BentleyCapitalCorp.com's license rights and access to products could prevent BentleyCapitalCorp.com from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

 If the Vitamineralherb.com Business Plan Does Not Prove To Be Feasible, BentleyCapitalCorp.com May Be Considered a Blank Check Company Which Would Restrict Resales of Its Stock




   If the Vitamineralherb.com business plan does not prove to be economically feasible, and BentleyCapitalCorp.com does not otherwise have a specific business plan or purpose, BentleyCapitalCorp.com would be considered a "blank check company", which could limit an investor's ability to sell its stock, thereby decreasing the value of the stock. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and any such securities may not be transferred. Many states have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, BentleyCapitalCorp.com would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of BentleyCapitalCorp.com common stock issued in this offering.

 BentleyCapitalCorp.com May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

   BentleyCapitalCorp.com's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. BentleyCapitalCorp.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to BentleyCapitalCorp.com. If not available, BentleyCapitalCorp.com's operations would be severely limited, and it would be unable to implement its business plan.

 Purchasers Must Rely on Mr. Kirsh's Abilities For All Decisions As He Will Control the Majority of the Stock After the Offering. BentleyCapitalCorp.com Has No Employment Agreement With Mr. Kirsh and He Spends Only Part-time On Its Business. His Leaving May Adversely Effect BentleyCapitalCorp.com's Ability To Operate

   Mr. Kirsh is serving as BentleyCapitalCorp.com's sole officer and director. BentleyCapitalCorp.com will be heavily dependent upon Mr. Kirsh's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, BentleyCapitalCorp.com does not have an employment agreement with Mr. Kirsh and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has BentleyCapitalCorp.com obtained a key man life insurance policy on Mr. Kirsh. BentleyCapitalCorp.com could lose the services of Mr. Kirsh, or Mr. Kirsh could decide to join a competitor or otherwise compete directly or indirectly with BentleyCapitalCorp.com, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Kirsh would be difficult to replace.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause BentleyCapitalCorp.com's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although BentleyCapitalCorp.com believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. BentleyCapitalCorp.com is under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                                USE OF PROCEEDS

   The net proceeds to BentleyCapitalCorp.com from the sale of the 500,000 shares of common stock offered by BentleyCapitalCorp.com hereby at an assumed initial public offering price of $.01 per share are estimated to be $5,000. BentleyCapitalCorp.com expects to use the net proceeds as follows:

     Purpose                             50% Subscription* 100% Subscription**
     -------                             ----------------- -------------------
     Organizational Purposes............      $1,000             $1,000
     Feasibility of License/Market
      Research..........................      $1,500             $4,000

--------
*   Assumes sale of 50% of the stock being offered
**  Assumes sale of 100% of the stock being offered

   BentleyCapitalCorp.com continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. BentleyCapitalCorp.com may use a portion of the proceeds for these purposes. BentleyCapitalCorp.com is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

   BentleyCapitalCorp.com has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, BentleyCapitalCorp.com's management will have significant flexibility in applying the net proceeds of the offering.

                        DETERMINATION OF OFFERING PRICE

   BentleyCapitalCorp.com arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of BentleyCapitalCorp.com. It bears no relationship to the book value, assets or earnings of BentleyCapitalCorp.com or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                            SELLING SECURITY HOLDERS

   There are no selling security holders.

                              PLAN OF DISTRIBUTION

   BentleyCapitalCorp.com will sell a maximum of 500,000 shares of its common stock to the public on a "best efforts" basis. Mr. Kirsh will offer BentleyCapitalCorp.com's stock only to potential buyers who qualify under the relevant exemptions provided by British Columbia law, primarily the "sophisticated purchaser" exemptions under Revised Statutes of British Columbia
Section 128. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. BentleyCapitalCorp.com has not committed to keep the registration statement effective for any set period of time. The gross proceeds to BentleyCapitalCorp.com will be $5,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by BentleyCapitalCorp.com, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of BentleyCapitalCorp.com's common stock. BentleyCapitalCorp.com intends to apply to have its shares traded on the OTC bulletin board under the symbol "BCCC".

                               LEGAL PROCEEDINGS

   BentleyCapitalCorp.com is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against BentleyCapitalCorp.com or its property contemplated by any governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

   The following table sets forth the name, age and position of each director and executive officer of BentleyCapitalCorp.com:

     Name                          Age                 Position
     ----                          ---                 --------
     Michael Kirsh................  46 President, Secretary, Treasurer, Director

   In March, 2000, Mr. Kirsh was elected as the sole officer and director of BentleyCapitalCorp.com, of which he is the sole stockholder. He will serve until the first annual meeting of BentleyCapitalCorp.com's shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

   During the past five years, Mr. Kirsh has worked with a group of independent investors that acquires private companies and conducts reverse takeovers. In a reverse takeover, the shareholders of an acquired company generally end up owning all or most of the resulting combined company. Before forming his investment group, Mr. Kirsh had invested in both real estate and the stock market. From approximately 1986 to 1992 Mr. Kirsh developed two dental practices in Vancouver, British Columbia, Canada, which he sold in 1992 before forming his investment group. There are no plans, arrangements, or understandings pending for BentleyCapitalCorp.com to acquire any or to be acquired by any company. BentleyCapitalCorp.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

   Mr. Kirsh is the sole shareholder, officer, and director of Ucellit.com Inc., a company with a Vitamineralherb.com license for the territory of Ontario, Canada. Ucellit.com also plans to register its securities pursuant to a Form SB-2 registration statement. Mr. Kirsh is also the sole shareholder, officer and director of Gentry Resources, Inc., and Growtex Inc., both of which filed with the Securities and Exchange Commission on March 10, 2000, Forms 10-SB pursuant to the Securities Exchange Act of 1934.

   Mr. Kirsh is also a director of Mezuma Mining, which is traded on the Alberta Stock Exchange. Mezuma Mining has currently raised approximately $250,000.00 Canadian and is looking for a company to acquire.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 28, 2000, BentleyCapitalCorp.com's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by BentleyCapitalCorp.com to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                       Shares   Percentage of
     Name                                               Owned   Shares Owned
     ----                                             --------- -------------
     Michael Kirsh..................................  1,500,000      100%
      President, Secretary, Treasurer, and Director
       5076 Angus Drive
       Vancouver, BC Canada V6M 3M5
     All Executive Officers and Directors as a Group
      (1 Individual)................................  1,500,000      100%

                           DESCRIPTION OF SECURITIES

   The following description of BentleyCapitalCorp.com's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by BentleyCapitalCorp.com's articles of incorporation and bylaws, and by the applicable provisions of Washington law.

   The authorized capital stock of BentleyCapitalCorp.com consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of BentleyCapitalCorp.com's common stock.

   The holders of shares of common stock of BentleyCapitalCorp.com do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of BentleyCapitalCorp.com's directors.

   The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of BentleyCapitalCorp.com, holders are entitled to receive, ratably, the net assets of BentleyCapitalCorp.com available to shareholders after payment of all creditors.

   All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of BentleyCapitalCorp.com's common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

   Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of BentleyCapitalCorp.com's common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   BentleyCapitalCorp.com's articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. BentleyCapitalCorp.com's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of BentleyCapitalCorp.com or is or was serving at the request of BentleyCapitalCorp.com as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BentleyCapitalCorp.com pursuant to the forgoing provisions or otherwise, BentleyCapitalCorp.com has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

 General

   BentleyCapitalCorp.com was incorporated under the laws of the State of Washington on March 14, 2000, and is in its early developmental and promotional stages. To date, BentleyCapitalCorp.com's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. BentleyCapitalCorp.com has not commenced commercial operations. BentleyCapitalCorp.com has no full time employees and owns no real estate.

 Acquisition of The License

   On March 20, 2000, BentleyCapitalCorp.com's sole shareholder, Michael Kirsh, in return for 1,500,000 shares of BentleyCapitalCorp.com's common stock and a promissory note for $28,000, transferred to BentleyCapitalCorp.com his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in British Columbia via the Internet. Mr. Kirsh acquired the license under the terms of a settlement agreement by and between Mr. Kirsh, Gentry Resources, Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates, an affiliate of Vitamineralherb.com. Mortenson & Associates had granted Gentry Resources a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for remediation of sewage and waste water in septic tanks and waste water treatment facilities. Mortenson & Associates acquired its right to sublicense Biocatalyst to Gentry Resources from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Gentry Resources under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Kirsh the license to distribute Vitamineralherb.com products in part for his agreement not to pursue his individual claims against Mortenson & Associates.

   The License

   BentleyCapitalCorp.com has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. BentleyCapitalCorp.com's territory is British Columbia, Canada. The license will be automatically renewed unless BentleyCapitalCorp.com or Vitamineralherb.com gives the other notice of its intent not to renew.

   Vitamineralherb.com has agreed to provide certain business administrative services to BentleyCapitalCorp.com, including product development, store inventory, website creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling BentleyCapitalCorp.com to focus strictly on marketing and sales. Some services, such as development of the website and the order fulfillment system, will be provided by Vitamineralherb.com, while others, such as product development and store inventory, will be provided by the product supplier. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which Vitamineralherb.com and BentleyCapitalCorp.com share equally.

   BentleyCapitalCorp.com and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the website. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

   When a fitness or health professional becomes a client, BentleyCapitalCorp.com's salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website. It is anticipated that the customer will pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

   The website will be maintained by Vitamineralherb.com, and each licensee will pay an annual website maintenance fee of $500. All financial transactions will be handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster will download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to the supplier. Vitamineralherb.com will then forward the money due BentleyCapitalCorp.com via electronic funds transfer. Vitamineralherb's software will track all sales through the customer's identification number, and at month end, e-mail to BentleyCapitalCorp.com and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in British Columbia will automatically be assigned to BentleyCapitalCorp.com.


   Vitamineralherb.com's website is currently operational, but is not yet complete. Vitamineralherb.com is finalizing the product list and the automated ordering function (manual ordering via email is currently available). Vitamineralherb.com has established a banking liaison, and is in the process of setting up the internet processing facility through that bank. These items should be complete by August 1, 2000.


 Background on the Manufacturer and Distributor

   Vitamineralherb.com entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, Inc., a public company traded on the Bulletin Board under the symbol "IVEH". Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for BentleyCapitalCorp.com's customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

 Implementation of Business Plan: Milestones

   BentleyCapitalCorp.com's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should BentleyCapitalCorp.com determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. BentleyCapitalCorp.com will achieve implementation of its business plan by meeting the following milestones:

  . Milestone 1--Market Survey. In order to determine the feasibility of its business plan, BentleyCapitalCorp.com must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. The survey would take approximately four to six weeks. The cost of the survey is estimated to range from $10,000-$13,500, which would be paid for in part out of the proceeds of this offering.

  . Milestone 2:--Hire Salespeople. Should BentleyCapitalCorp.com determine that the exploitation of the license is feasible, it will then have to engage salespeople to market the products. BentleyCapitalCorp.com expects that it may hire two salespeople during its first year of operation.

     The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000.

  . Milestone 3: Establish an Office. BentleyCapitalCorp.com would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

  . Milestone 4: Development of Advertising Campaign. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, BentleyCapitalCorp.com will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year.

  .  Milestone 5: Implementation of Advertising Campaign/Sales
     Calls. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

  . Milestone 6: Achieve Revenues. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. BentleyCapitalCorp.com will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. BentleyCapitalCorp.com hopes that clients would begin placing orders within weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming BentleyCapitalCorp.com has received all necessary approvals to begin raising funds by August 1, 2000, and assuming an offering period of approximately one month, in a best case scenario BentleyCapitalCorp.com may receive its first revenues as early as February 1, 2001. However, a more realistic estimate of first revenues would be September 1, 2001 or later.

   As discussed more fully in the Management's Discussion and Analysis-- Liquidity and Capital Resources section, the expenses of implementing BentleyCapitalCorp.com's business plan will likely exceed the funds raised by this offering, and BentleyCapitalCorp.com will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to BentleyCapitalCorp.com or at all.

 Industry Background

   Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web.

BentleyCapitalCorp.com believes that this dramatic growth presents significant opportunities for online retailers.

   The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. BentleyCapitalCorp.com believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

 Competition

   The electronic commerce industry is new, rapidly evolving and intensely competitive, and BentleyCapitalCorp.com expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

   BentleyCapitalCorp.com's competitors can be divided into several groups including:

  . traditional vitamins, supplements, minerals and alternative health products retailers;

  . the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  . online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  . independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  . mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  . direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

   Many of BentleyCapitalCorp.com's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than BentleyCapitalCorp.com has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than BentleyCapitalCorp.com does. Increased competition may result in reduced operating margins and loss of market share.

   BentleyCapitalCorp.com believes that the principal competitive factors in its market are:

  .  ability to attract and retain customers;

  .  breadth of product selection;

  .  product pricing;

  .  ability to customize products and labeling;

  .  quality and responsiveness of customer service.

   BentleyCapitalCorp.com believes that it can compete favorably on these factors. However, BentleyCapitalCorp.com will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, BentleyCapitalCorp.com's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

   BentleyCapitalCorp.com believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  . Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

  . Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  . Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

   As a result of the foregoing limitations, BentleyCapitalCorp.com believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

   BentleyCapitalCorp.com hopes to attract and retain consumers through the following key attributes of its business:

  . Broad Expandable Product Assortment. BentleyCapitalCorp.com's product selection is substantially larger than that offered by store-based retailers.

  . Low Product Prices. Product prices can be kept low due to volume purchases through BentleyCapitalCorp.com's affiliation with
     Vitamineralherb.com and other licensees. Product prices will also be lower due to BentleyCapitalCorp.com's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  . Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  . Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

 Regulatory Environment

   The manufacturing, processing, formulating, packaging, labeling and advertising of the products BentleyCapitalCorp.com sells in Canada are or may be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulation thereto. Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals. Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. The remedies available to Health Canada include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

   The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

   The manufacturing, processing, formulating, packaging, labeling and advertising of the products BentleyCapitalCorp.com sells may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

   The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

   Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

   The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

   The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on BentleyCapitalCorp.com's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of BentleyCapitalCorp.com's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with BentleyCapitalCorp.com's marketing of products and could cause us to incur significant additional expenses.

   In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and BentleyCapitalCorp.com cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products BentleyCapitalCorp.com offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of BentleyCapitalCorp.com's selling methods, interfering with BentleyCapitalCorp.com's continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

   In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

   BentleyCapitalCorp.com cannot predict the nature of any future Canadian or U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, BentleyCapitalCorp.com cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, BentleyCapitalCorp.com cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to BentleyCapitalCorp.com's business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

   Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in BentleyCapitalCorp.com's sales.

   A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect BentleyCapitalCorp.com's opportunity to derive financial benefit from such activities.

 Employees

   BentleyCapitalCorp.com is a development stage company and currently has no employees. BentleyCapitalCorp.com is currently managed by Michael Kirsh, its sole officer and director. BentleyCapitalCorp.com looks to Mr. Kirsh for his entrepreneurial skills and talents. For a complete discussion of Mr. Kirsh's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. BentleyCapitalCorp.com may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in BentleyCapitalCorp.com, which would dilute the ownership interest of holders of existing shares of its common stock.

 Available Information and Reports to Securities Holders

   BentleyCapitalCorp.com has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to BentleyCapitalCorp.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document BentleyCapitalCorp.com files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. BentleyCapitalCorp.com's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

   Upon completion of this offering, BentleyCapitalCorp.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   The following discussion and analysis of BentleyCapitalCorp.com's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

   This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. BentleyCapitalCorp.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by BentleyCapitalCorp.com described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with BentleyCapitalCorp.com's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

 Results of Operations

   During the period from March 14, 2000 through March 31, 2000, BentleyCapitalCorp.com has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by BentleyCapitalCorp.com during this period.

   For the current fiscal year, BentleyCapitalCorp.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. BentleyCapitalCorp.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

   BentleyCapitalCorp.com's business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

 Liquidity and Capital Resources

   BentleyCapitalCorp.com remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently,

BentleyCapitalCorp.com's balance sheet as of March 31, 2000, reflects total assets of $35,000, in the form of a license and capitalized organizational costs. Organizational expenses of $8,000 were paid for by the sole shareholder and expensed to operations.

   BentleyCapitalCorp.com's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should BentleyCapitalCorp.com determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

   In order to determine the feasibility of its business plan, BentleyCapitalCorp.com plans, during the next six to twelve months, to conduct research into these various potential target markets. Should BentleyCapitalCorp.com determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, BentleyCapitalCorp.com believes that during its first operational quarter, it will need a capital infusion of approximately $90,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, BentleyCapitalCorp.com will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and BentleyCapitalCorp.com will have to obtain additional financing through an offering or capital contributions by current shareholders.

   BentleyCapitalCorp.com is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, BentleyCapitalCorp.com believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts BentleyCapitalCorp.com may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. BentleyCapitalCorp.com believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but BentleyCapitalCorp.com's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

   No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to BentleyCapitalCorp.com or at all. BentleyCapitalCorp.com expects to begin earning revenues shortly after a sales force is in place.

   In addition, BentleyCapitalCorp.com may engage in a combination with another business. BentleyCapitalCorp.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which BentleyCapitalCorp.com may eventually combine. BentleyCapitalCorp.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

   BentleyCapitalCorp.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to BentleyCapitalCorp.com or at all. BentleyCapitalCorp.com has no commitments for capital expenditures.

                            DESCRIPTION OF PROPERTY

   BentleyCapitalCorp.com currently maintains limited office space, occupied by Michael Kirsh, for which it pays no rent. Its address is 1177 West Hastings, Suite 2110, Vancouver, British Columbia V6E 2K3, Canada and its phone number is
(604) 687-2199. BentleyCapitalCorp.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   No director, executive officer or nominee for election as a director of BentleyCapitalCorp.com, and no owner of five percent or more of BentleyCapitalCorp.com's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   No established public trading market exists for BentleyCapitalCorp.com's securities. BentleyCapitalCorp.com has no common equity subject to outstanding purchase options or warrants. BentleyCapitalCorp.com has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that BentleyCapitalCorp.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by BentleyCapitalCorp.com.

   As of March 31, 2000, there were 1,500,000 shares of common stock outstanding, held by 1 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, all of BentleyCapitalCorp.com's outstanding shares will be eligible for sale.

   To date BentleyCapitalCorp.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon BentleyCapitalCorp.com's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

   No officer or director has received any remuneration from BentleyCapitalCorp.com. Although there is no current plan in existence, it is possible that BentleyCapitalCorp.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of BentleyCapitalCorp.com's business plan. BentleyCapitalCorp.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. BentleyCapitalCorp.com has no employment contract or compensatory plan or arrangement with any executive officer of BentleyCapitalCorp.com. The director currently does not receive any cash compensation from BentleyCapitalCorp.com for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
   Independent Auditor's Report............................................ F-1

   Balance Sheet........................................................... F-2

   Statement of Operations................................................. F-3

   Statement of Cash Flows................................................. F-4

   Statement of Stockholders' Equity....................................... F-5

   Notes to the Financial Statements....................................... F-6

                         REPORT OF INDEPENDENT AUDITORS

   To the Board of Directors
   Bentleycapitalcorp.com Inc.
   (A Development Stage Company)

   We have audited the accompanying balance sheet of Bentleycapitalcorp.com Inc. (A Development Stage Company) as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Bentleycapitalcorp.com Inc. (A Development Stage Company), as of March 31, 2000, and the results of its operations and its cash flows for the period from March 14, 2000 (Date of Inception) to March 31, 2000, in conformity with U.S. generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott Tulk Pryce Anderson

                                          CHARTERED ACCOUNTANTS

   Vancouver, Canada
   March 31, 2000

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                          (expressed in U.S. dollars)

                                                                     March 31,
                                                                       2000
                                                                         $
                                                                     ---------
                                ASSETS
                                ------
   License (Notes 3 and 4)..........................................   24,750
                                                                      =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------
   Current Liabilities
     Note payable (Note 4)..........................................   28,000
                                                                      -------
   Stockholders' Equity
     Common Stock, 100,000,000 common shares authorized with a par value of $.0001; 20,000,000 preferred shares with a par value
      of $.0001; 1,500,000 common shares issued and outstanding.....      150
     Additional Paid in Capital.....................................   14,850
     Preferred Stock, 20,000,000 preferred shares authorized with a
      par value of $.0001; none issued..............................      --
     Deficit Accumulated During the Development Stage...............  (18,250)
                                                                      -------
                                                                       (3,250)
                                                                      -------
                                                                       24,750
                                                                      =======
   Contingent Liability (Note 1)

   Commitment (Note 3)



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                          (expressed in U.S. dollars)


                                                             From March 14, 2000
                                                             (Date of Inception)
                                                              to March 31, 2000
                                                             -------------------
     Revenue................................................       $   --
                                                                   -------
     Expenses
       Legal................................................         8,000
                                                                   -------
     Net Loss...............................................       $(8,000)
                                                                   =======



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                          (expressed in U.S. dollars)

                                                            From March 14, 2000
                                                            (Date of Inception)
                                                             to March 31, 2000
                                                                     $
                                                            -------------------
Cash Flows to Operating Activities:
  Net loss.................................................        (8,000)
  Non-cash item............................................
    Note payable...........................................         8,000
                                                                  -------
Net Cash Used by Operating Activities......................           --
                                                                  -------
Change in cash.............................................           --
Cash--beginning of period..................................           --
                                                                  -------
Cash--end of period........................................           --
                                                                  =======
Non-Cash Financing Activities:
  A total of 1,500,000 shares were issued to a director at
   a fair market value of $0.01 per share for the
   acquisition of a License (Notes 3)......................        15,000
  Less dividend deemed paid (Note 4).......................       (10,250)
  A note payable was issued to a director for the
   acquisition of a License (Notes 3 and 4)................        20,000
                                                                  -------
                                                                   24,750
                                                                  =======
Supplemental Disclosures
  Interest paid............................................           --
  Income tax paid..........................................           --



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY
           From March 14, 2000 (Date of Inception) to March 31, 2000

                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                   Common Stock   Additional        During the
                                 ----------------  Paid-in          Development
                                  Shares   Amount  Capital   Total     Stage
                                     #       $        $        $         $
                                 --------- ------ ---------- ------ -----------
   Balance--March 14, 2000
    (Date of Inception)........        --   --         --       --        --
     Stock issued for a license
      at a fair market value of
      $0.01 share..............  1,500,000  150     14,850   15,000       --
     Dividend deemed paid
      (Note 4).................        --   --         --       --    (10,250)
     Net loss for the period...        --   --         --       --     (8,000)
                                 ---------  ---     ------   ------   -------
   Balance--March 31, 2000.....  1,500,000  150     14,850   15,000   (18,250)
                                 =========  ===     ======   ======   =======



   (The accompanying notes are an integral part of the financial statements)

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS

                          (expressed in U.S. dollars)

1. DEVELOPMENT STAGE COMPANY

   Bentleycapitalcorp.com Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on March 14, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the Province of British Columbia, Canada. The grantor of the license offers these products for sale from various suppliers on their Web Site.

   The Company is in the development stage.

   In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) Year end

     The Company's fiscal year end is December 31.

   (b) License

     The cost to acquire a license is capitalized as incurred. These costs will be amortized on a straight-line basis over the next twelve months, commencing April 1, 2000.

   (c) Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

   (d) Revenue Recognition

     The Company recognizes revenue on a net profit basis after the grantor of its license receives 50% of the profits. Revenue will be recorded when the grantor of the license has received cleared funds, made and paid for the order with the supplies of the product, and net profit is determined by the grantor.

   (e) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. LICENSE

   The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products in the Province of British Columbia, Canada, through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts

                          BENTLEYCAPITALCORP.COM INC.
                         (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS--(Continued)

                          (expressed in U.S. dollars)

studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired on March 20, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits.

   See Note 5 for consideration paid to a related party for the assignment of this license.

4. RELATED PARTY TRANSACTION

   The License referred to in Note 3 was assigned to the Company by the sole director and President of the Company for consideration of 1,500,000 shares having a fair market value of $15,000 and a note payable of $20,000. The Company has estimated the cost of the license to its President at $24,750. The estimate is based on an allocation of the President's cash outlay of $33,000 for common stock of Gentry Resources, Inc., by virtue of which the President obtained the license as well as his continued ownership of Gentry Resources. The fair market value of $35,000, based on recent comparable transactions, was allocated to note payable as to $20,000, par value as to $150 and additional paid in capital of $14,850. The excess of fair market value over predecessor cost, being $10,250 is treated as a dividend which increased the deficit. The Grantor of the License is not related to the Company.

   The President of the Company also paid for organizational expenses and offering costs in the amount of $8,000 which was added to the $20,000 note payable. The note payable is unsecured, non-interest bearing and has no specific terms of repayment.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

   BentleyCapitalCorp.com's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of BentleyCapitalCorp.com or a fiduciary of an employee benefit plan, or is or was serving at the request of BentleyCapitalCorp.com as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   The effect of these provisions is potentially to indemnify BentleyCapitalCorp.com's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with BentleyCapitalCorp.com. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:
(a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

   The bylaws of BentleyCapitalCorp.com, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of BentleyCapitalCorp.com, absent a finding of negligence or misconduct in office. BentleyCapitalCorp.com's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not BentleyCapitalCorp.com has the power to indemnify such person against liability for any of those acts.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

                                                                       Amount to
                                                                        be Paid
                                                                       ---------
       SEC registration fee...........................................  $    35
       Printing and engraving expenses................................      --
       Attorneys' fees and expenses...................................    8,000
       Accountants' fees and expenses.................................    1,500
       Transfer agent's and registrar's fees and expenses.............      500
       Miscellaneous..................................................      965
                                                                        -------
       Total..........................................................  $11,000
                                                                        =======

   The Registrant will bear all expenses shown above.

                    RECENT SALES OF UNREGISTERED SECURITIES

   Set forth below is information regarding the issuance and sales of BentleyCapitalCorp.com's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

   On March 20, 2000, BentleyCapitalCorp.com issued 1,500,000 shares of common stock to Michael Kirsh in compensation, along with a promissory note for $28,000, for the license of Vitamineralherb.com rights. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Kirsh's status as the founder and initial management of BentleyCapitalCorp.com, and his status as an accredited investor, and the limited number of investors (one).

                                    EXHIBITS

   The following exhibits are filed as part of this Registration Statement:

           Exhibit
           Number  Description
           ------- -----------
             3.1*  Articles of Incorporation
             3.2*  Bylaws
             4.1*  Specimen Stock Certificate
             4.2*  Stock Subscription Agreement
             5.1   Opinion re: legality
            10.1*  License Agreement
            10.2*  Assignment of License Agreement
            10.3*  Promissory Note
            23.1   Consent of Independent Auditors
            23.2   Consent of Counsel (see Exhibit 5.1)
            27.1*  Financial Data Schedule

            --------
             *  Previously filed

                                  UNDERTAKINGS

   The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 17, 2000.

                                          BentleyCapitalCorp.com Inc.

                                                   /s/ Michael Kirsh
                                          By: _________________________________
                                                       Michael Kirsh
                                                         President

   In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                          Title                   Date
              ---------                          -----                   ----


        /s/ Michael Kirsh              President, Secretary,         July 17, 2000
______________________________________  Treasurer, and Director
            Michael Kirsh

                                LIST OF EXHIBITS

   The following exhibits are filed as part of this Registration Statement:

           Exhibit
           Number  Description
           ------- -----------
             3.1*  Articles of Incorporation
             3.2*  Bylaws
             4.1*  Specimen Stock Certificate
             4.2*  Stock Subscription Agreement
             5.1   Opinion re: legality
            10.1*  License Agreement
            10.2*  Assignment of License Agreement
            10.3*  Promissory Note
            23.1   Consent of Independent Auditors
            23.2   Consent of Counsel (see Exhibit 5.1)
            27.1*  Financial Data Schedule

            --------
             *  Previously filed